[Letterhead of Maynard, Cooper & Gale, P.C.]

Maynard, Cooper & Gale, P.C.

1901 Sixth Ave N, Suite 1700

Birmingham, AL 35203

June 15, 2021

RSE Archive, LLC

c/o RSE Markets, Inc.

250 Lafayette Street

2nd Floor

New York, NY 10012

Re:RSE Archive, LLC – Post-Qualification Amendment No. 21 to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as special counsel to RSE Archive, LLC, a Delaware series limited liability company (the “Company”), in connection with the Company’s filing with the Securities and Exchange Commission (the “Commission”) of Post-Qualification Amendment No. 21 (the “Amendment”) to the Company’s Offering Statement on Form 1-A, File No. 024-11057 (the “Offering Statement”), under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).  The Offering Statement, as amended by the Amendment, includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and will be attached to the Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 5, 2021 (as amended, the “Company Operating Agreement”), prior to the issuance thereof.

The Amendment relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of 21 additional series of the Company’s Interests (as defined in the Operating Agreement) (designated as the “Additional Series Interests” on Schedule A to this opinion letter) and amendments to the terms of nine of the previously qualified offerings (designated as the “Amended Series Interests” on Schedule A to this opinion letter), all as further described in the Amendment.

We assume that the Additional Series Interests and the Amended Series Interests will be sold as described in the Offering Statement and the Amendment and pursuant to a Subscription Agreement, substantially in the form filed as an exhibit to the Offering Statement, to be entered into by and between the Company and each of the purchasers of the Series (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”).

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

1.the Certificate of Formation of the Company, filed with the Secretary of State of the State of Delaware on January 3, 2019;

2.the Company Operating Agreement;

3.the Certificate of Formation of RSE Archive Manager, LLC, the managing member of the Company (the “Managing Member”), filed with the Secretary of State of the State of Delaware on March 27, 2019;

4.the Amended and Restated Limited Liability Company Agreement of the Managing Member, dated as of May 5, 2021 (the “Managing Member Operating Agreement”);

5.the Certificate of Formation of Rally Holdings LLC, the sole member of the Managing Member (“Rally Holdings”), filed with the Secretary of State of the State of Delaware on October 27, 2020;

6.the Limited Liability Company Agreement of Rally Holdings, dated as of November 23, 2020 (the “Rally Holdings Operating Agreement”);

7.the Amended and Restated Certificate of Incorporation of RSE Markets, Inc., the sole member of Rally Holdings (“RSEM”), filed with the Secretary of State of the State of Delaware on April 28, 2016;

8.the Bylaws of RSEM;

9.the Officers’ Certificate of certain officers of RSEM, dated as of June 15, 2021; and

10.resolutions of the Board of Directors of RSEM, with respect to the Offering.

We have also examined the Offering Statement, form of Subscription Agreement and form of Series Designation filed with the Commission and such other certificates of public officials, such certificates of executive officers of the RSEM and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents, (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects, (vi) that the statements of the Company contained in the Offering Statement and the Officers’ Certificate are true and correct as to all factual matters stated therein, (vii) that the Offering Statement will be and remain qualified under the Securities Act, and (viii) that the Company will receive the required consideration for the issuance of such Interests at or prior to the issuance thereof. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of Alabama and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any jurisdiction other than the laws of the State of Alabama and the Delaware Limited Liability Company Act (the “Delaware Act”).

Our opinion below is qualified to the extent that it may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, we are of the opinion that, when the Offering Statement, as amended by the Amendment, is qualified under the Securities Act and when the Additional Series Interests and the Amended Series Interests are issued and sold in accordance with the terms set forth in the Company Operating Agreement, the applicable Series Designation and the applicable Subscription Agreement and the Company has received payment therefor in the manner contemplated in the Offering Statement, (a) the Additional Series Interests and the Amended Series Interests will be legally issued under the Delaware Act and (b) purchasers of the Additional Series Interests and the Amended Series Interests (i) will have no obligation under the Delaware Act to make payments to the Company (other than their purchase price for the Interests and except for their obligation that may arise in the future to repay any funds wrongfully distributed to them as provided under the Delaware Act), or contributions to the Company, solely by reason of their ownership of the Additional Series Interests or the Amended Series Interests or their status as members of the Company, and (ii) will have no personal liability for the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, solely by reason of being members of the Company.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Amendment and to the reference to our firm in Item 4 of Part I of the Amendment.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission.

Very truly yours,

/s/ Maynard, Cooper & Gale, P.C.

Maynard, Cooper & Gale, P.C.

SCHEDULE A

Additional Series of RSE Archive

Series	Series Name	Maximum Interests
#03LEBRON6	2003 LeBron James SPX Rookie Card	10,000
#09HARDEN	2009 James Harden Rookie Card	2,000
#97KOBE	1997 Kobe Bryant Card	10,000
#86JORDAN2	1986 Michael Jordan Sticker Rookie Card	10,000
#84ELWAY	1984 Topps John Elway Rookie Card	2,000
#GRIFFEY2	1989 Bowman Ken Griffey Jr. Rookie Card	2,000
#THEROCK	1997 Panini Rock Maiva Sticker Card	1,000
#MEGACRACK	2004 Panini Megacracks Sealed Box	10,000
#MBAPPE	2006 Panini Soccer Corentin Jean Kylian Mbappe Rookie Card	2,000
#01TIGER2	2001 Upper Deck Tiger Woods Rookie Card	2,000
#86BONDS	1986 Topps Barry Bonds Rookie Card	2,000
#04MESSI2	2004 Lionel Messi Rookie Card	5,000
#57UNITAS	1957 Topps Johnny Unitas Rookie Card	5,000
#86EWING	1986 Fleer Sticker Patrick Ewing Rookie Card	1,000

#15COBB	1915 Cracker Jack Ty Cobb Card	7,000
#85GPK	1985 Topps Garbage Pail Kids #1A Card	1,000
#XMEN94	1975 X-Men #94	10,000
#XLXMEN1	1975 Giant Sized X-Men #1	8,000
#IPOD	2001 Apple iPod	5,000
#ENIGMA	1935 Enigma Machine	36,000
#STARWARS2	1977 Topps Star Wars Sealed Box	4,000

Amended Series of RSE Archive

Series	Underlying Asset	Maximum Interests
#66ORR	1966 Topps Bobby Orr #35 Rookie Card graded NM-MT 8 by PSA	10,000
#TOPPSTRIO	1980 Topps Scoring Leader Card (Bird / Erving /Johnson) Graded PSA MINT 9	5,000
#HENDERSON	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10	27,000
#80TOPPS	1980 Topps Basketball Wax Box Reviewed and Factory Sealed by BBCE	10,000
#03LEBRON5	2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9	8,500
#49ROYCAMP	1949 Bowman #84 Roy Campanella Rookie Card graded PSA Mint 9	10,000
#GRIFFEYJR	1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10	2,500
#81BIRD	1981 Topps #4 Larry Bird Card graded PSA GEM MT 10	5,000
#93JETER	1993 SP Foil #279 Derek Jeter Rookie Card graded BGS 9.5	1,000